UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2006 Alphatec Holdings, Inc. and its subsidiary Alphatec Spine, Inc. (collectively, the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with M. Ross Simmonds, pursuant to which Mr. Simmonds will, effective October 23, 2006, serve as the Company’s Senior Vice President, Sales and Marketing. Pursuant to the Employment Agreement, Mr. Simmonds will receive an initial annual base salary of $315,000 and he is eligible to receive an incentive bonus each fiscal year in an amount equal to 50% of his annual base salary for such year, with the payment of such bonus based on Mr. Simmond’s achievement of quarterly and annual performance objectives established by the Company’s board of directors at the beginning of each fiscal year. In the event that Mr. Simmond’s employment is terminated without cause, the Company is required to pay Mr. Simmonds his annual base salary for a period of twelve months and to pay Mr. Simmonds for any accrued but unused vacation days. In addition to the salary payments set forth above, upon any termination without cause Mr. Simmonds will be entitled to continue to participate in all medical and similar benefit programs that the Company establishes and makes available to its management employees. Pursuant to the Employment Agreement, the Company will grant Mr. Simmonds options to purchase up to 125,000 shares of Alphatec Holdings, Inc. common stock at an exercise price equal to the fair market value on the grant date. The options will vest annually in five equal tranches beginning on the first anniversary of the grant date. In addition, all of the options shall become fully vested upon a change of control. The Employment Agreement also provides for reimbursement of reasonable expenses incurred or paid by Mr. Simmonds in connection with or related to the performance of his duties under the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and M. Ross Simmonds, dated October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Dated: October 18, 2006	By:	/S/ EBUN S. GARNER, ESQ.
Ebun S. Garner, Esq.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement by and among Alphatec Holdings, Inc., Alphatec Spine, Inc. and M. Ross Simmonds, dated October 12, 2006.